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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund,
Concept Series, Tele-Global Trust 4, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-58523 of our report dated August 13, 1998, relating to the Statement of Condition of Equity Investor Fund, Concept Series, Tele-Global Trust 4, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 13, 1998